SUB-ITEM 77Q1 (E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of the Investment Advisory Agreement between the Registrant and UCM Partners, LP regarding UCM Short Duration Fund, Exhibit (d) (28) to the Registrant’s Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 298 on December 3, 2010, accession number 0000315774-10-000348.